Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S‑8 (No.333-205717) of Tallgrass Energy GP, LP of our report dated February 17, 2016 relating to the financial statements, which appears in this Form 10‑K.
/s/ PricewaterhouseCoopers LLP
Denver, Colorado
February 17, 2016